Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR SECOND QUARTER 2011

ENGLEWOOD, COLO. (August 2, 2011) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended June 30, 2011.

Key Financial Highlights:

•	Second quarter 2011 results:

•	Total revenues were $181.3 million.

•	Non-GAAP operating income was $32.7 million, or 18.0% of total revenues and GAAP operating income was $22.4 million, or 12.3% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.49, which includes a negative $0.03 per share impact as a result of a higher than expected income tax rate. GAAP EPS was $0.27.

•

Cash flows from operations for the quarter were $0.7 million, and were negatively impacted by unexpected changes in working capital, primarily as a result of the timing of payments from a significant client which were received after quarter end.

•

As anticipated, in June, holders of CSG’s 2004 convertible debt securities exercised their put option, and CSG paid $24.1 million for the par value of this debt. The remaining $1 million of this debt was called by CSG in June, retiring this issuance of bonds in their entirety in July.

“We are undergoing a significant transformation of our company – going from a North American-based provider of outsourced services, to a global provider with a wide variety of delivery models,” said Peter Kalan, President and Chief Executive Officer of CSG International. “We expected the transformation would require us to execute at a level and pace we knew would be challenging. We set our goals high – however, we got off to a slower than expected start to the year. Based on what we see today, we are not progressing at the pace we previously expected.

“Although we now believe it will take longer to achieve some of our near-term goals, we still believe that the decisions we have made, in particular the Intec Telecom acquisition, are the right long-term decisions for the company,” Kalan added. “We have enhanced our product offerings, expanded our geographic reach, improved the diversity of our client base and increased the number of ways we can help our clients be successful.”

CSG Systems International, Inc.

August 2, 2011

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2011	2010	Percent Change	2011	2010	Percent Change
Revenues	$181,312	$131,346	38%	$364,404	$261,609	39%
Non-GAAP Results:
Operating Income	$32,711	$29,695	10%	$65,729	$57,987	13%
Operating Income Margin	18.0%	22.6%	—	18.0%	22.2%	—
EPS	$0.49	$0.53	(8)%	$1.03	$1.02	1%
GAAP Results:
Operating Income	$22,371	$14,757	52%	$46,475	$31,159	49%
Operating Income Margin	12.3%	11.2%	—	12.8%	11.9%	—
EPS	$0.27	$0.35	(23)%	$0.62	$0.37	68%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2011 were $181.3 million, a 38% increase when compared to revenues of $131.3 million for the second quarter of 2010, with the increase attributed to the inclusion of the financial results from Intec Telecom in 2011, which was acquired on November 30, 2010. Revenues for the first quarter of 2011 were $183.1 million. The sequential quarterly decrease can be primarily attributed to a full quarter’s impact of the discount provided to DISH for their seven-year contract extension and lower client discretionary spending for ancillary services.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2011 was $32.7 million, or 18.0% of total revenues, which compares to $29.7 million, or 22.6%, for the same period in 2010. The 18% non-GAAP operating margin is consistent with the company’s expectations as it reflects the lower margin profile of Intec’s global software and services business. Non-GAAP operating income for the first quarter of 2011 was $33.0 million, or 18.0%.

Non-GAAP EPS for the second quarter of 2011 was $0.49, compared to non-GAAP EPS of $0.53 for the second quarter of 2010, with the decrease primarily the result of a higher effective income tax rate for the quarter, caused by unanticipated losses in certain foreign entities for which a tax benefit for those losses cannot be taken at this time. The negative impact of this higher than expected effective income tax rate for the second quarter of 2011 was $0.03 per diluted share. Non-GAAP EPS for the first quarter of 2011 was $0.54.

GAAP Results: GAAP operating income for the second quarter of 2011 was $22.4 million, or 12.3% of total revenues, compared to $14.8 million, or 11.2%, for the same period in 2010. The data center migration expenses reduced operating income by $10.6 million for the second quarter 2010, with no such comparable expenses in 2011.

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August 2, 2011

GAAP EPS for the second quarter of 2011 was $0.27, compared to $0.35 for the second quarter of 2010. GAAP EPS for the second quarter of 2011, when compared to GAAP EPS for the second quarter of 2010 was impacted by the following items:

•	the $4.8 million of amortization of acquired intangible assets related to the Intec acquisition, which negatively impacted GAAP EPS by $0.09 per diluted share; and

•	restructuring charges of $1.3 million, which negatively impacted GAAP EPS by $0.02 per diluted share.

Additionally, GAAP EPS for the second quarter of 2010 was impacted by the following items, for which there were no comparable amounts in the second quarter of 2011:

•	the data center transition expenses of $10.6 million, which negatively impacted the second quarter of 2010 GAAP EPS by $0.20 per diluted share; and

•

favorable adjustments to our income tax reserves of approximately $4 million as a result of the completion of an IRS examination during the second quarter of 2010, which provided a positive GAAP EPS impact of $0.13 per diluted share.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	June 30, 2011	March 31, 2011	December 31, 2010
Cash, cash equivalents, and short-term investments (1)	$134,350	$167,370	$215,550
Net trade accounts receivable (2)	166,436	148,634	155,005
Total long-term debt (1):
Par value	$346,000	$372,649	$410,149
Unamortized OID	(32,593)	(34,013)	(35,462)

Net debt carrying amount	$313,407	$338,636	$374,687

(1)	The sequential decrease in cash and investments and long-term debt during the second quarter of 2011 reflects CSG’s $24 million payment of its 2004 convertible debt securities, which, as anticipated, were put back to the company in June 2011.
(2)	The sequential increase in net trade accounts receivable of approximately $18 million during the second quarter of 2011 is primarily due to the timing of payments from a significant client, which were received after quarter end.

Cash Flows: Certain key operating cash flow items for the indicated periods then ended are as follows (in thousands):

	June 30, 2011	March 31, 2011	June 30, 2010
Cash Flows from Operating Activities:
Operations (3)	$21,753	$39,687	$25,052
Changes in operating assets and liabilities (4)	(21,040)	(41,576)	(641)

Net cash provided by (used in) operating activities	$713	$(1,889)	$24,411

Cash Flows from Investing Activities:
Purchases of property and equipment	$(6,811)	$(4,250)	$(3,471)

(3)	As a result of CSG’s payment of its convertible debt securities, discussed in Note 1 above, $6 million of deferred income tax liabilities associated with the debt became payable, thus negatively impacting the operations portion of CSG’s cash flows from operating activities.
(4)	The changes in operating assets and liabilities for the second quarter of 2011 were negatively impacted by the increase in accounts receivable, discussed in Note 2 above, in addition to decreases in deferred revenue and accrued liabilities. These unfavorable changes were partially offset by the increase in income taxes payable, discussed in Note 3 above. Thus, the tax impact related to the convertible debt securities on CSG’s overall cash flows from operating activities for the second quarter of 2011 was neutral.

CSG Systems International, Inc.

August 2, 2011

2011 Financial Guidance

The company is reducing its financial guidance downward for the full year as a result of the slower than anticipated start for the first half of 2011, and lower expectations for the second half of the year. CSG’s updated financial guidance for the full year 2011 is as follows:

	Revised Guidance	Previous Guidance
Revenues	$730 - $750 million	$757 - $765 million
Non-GAAP EPS	$2.08 - $2.18	$2.24 - $2.32
GAAP EPS from continuing operations	$1.18 - $1.30	$1.47 - $1.55
Adjusted EBITDA	$172 - $176 million	$177 - $181 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on August 2, 2011, at 5:00 p.m. ET, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-8609 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, MasterCard, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

CSG Systems International, Inc.

August 2, 2011

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s conducting business in the international marketplace; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

August 2, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$114,355	$197,858
Short-term investments	19,995	17,692

Total cash, cash equivalents, and short-term investments	134,350	215,550
Trade accounts receivable-
Billed, net of allowance of $2,541 and $1,837	166,436	155,005
Unbilled and other	37,617	30,803
Deferred income taxes	18,224	13,852
Income taxes receivable	1,637	9,043
Other current assets	21,515	17,241

Total current assets	379,779	441,494
Property and equipment, net of depreciation of $104,856 and $94,236	51,046	52,257
Software, net of amortization of $51,106 and $45,579	34,570	31,118
Goodwill	200,443	209,164
Client contracts, net of amortization of $146,175 and $133,218	108,310	116,328
Deferred income taxes	9,446	9,677
Other assets	16,427	19,660

Total assets	$800,021	$879,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of zero and $621	$16,000	$69,528
Client deposits	29,899	31,897
Trade accounts payable	28,206	25,381
Accrued employee compensation	35,097	53,372
Income taxes payable	2,433	2,028
Deferred revenue	45,451	56,184
Other current liabilities	25,904	32,019

Total current liabilities	182,990	270,409

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $32,593 and $34,841	297,407	305,159
Deferred revenue	8,062	16,103
Income taxes payable	1,168	954
Deferred income taxes	23,709	33,247
Other non-current liabilities	19,353	16,748

Total non-current liabilities	349,699	372,211

Total liabilities	532,689	642,620

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,607,509 shares and 34,120,789 shares outstanding	646	641
Additional paid-in capital	443,549	439,712
Treasury stock, at cost, 29,956,808 shares	(704,963)	(704,963)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	5	4
Unrecognized pension plan losses and prior service costs, net of tax	(893)	(897)
Unrealized loss on change in fair value of interest rate swap, net of tax	(420)	—
Cumulative translation adjustments	7,186	868
Accumulated earnings	522,222	501,713

Total stockholders’ equity	267,332	237,078

Total liabilities and stockholders’ equity	$800,021	$879,698

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August 2, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Processing and related services	$129,113	$121,363	$260,491	$243,409
Software, maintenance and services	52,199	9,983	103,913	18,200

Total revenues	181,312	131,346	364,404	261,609

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	60,802	68,925	122,061	135,929
Software, maintenance and services	30,074	5,912	59,579	11,880

Total cost of revenues	90,876	74,837	181,640	147,809
Other operating expenses:
Research and development	27,920	18,990	56,558	37,502
Selling, general and administrative	32,526	16,678	65,865	33,212
Depreciation	6,273	6,091	12,520	11,713
Restructuring charges	1,346	(7)	1,346	214

Total operating expenses	158,941	116,589	317,929	230,450

Operating income	22,371	14,757	46,475	31,159

Other income (expense):
Interest expense	(4,325)	(1,629)	(8,666)	(3,177)
Amortization of original issue discount	(1,420)	(1,685)	(2,869)	(3,985)
Gain (loss) on repurchase of convertible debt securities	—	—	—	(10,952)
Interest and investment income, net	175	251	409	367
Other, net	(985)	6	(1,288)	4

Total other	(6,555)	(3,057)	(12,414)	(17,743)

Income before income taxes	15,816	11,700	34,061	13,416
Income tax provision	(6,801)	(234)	(13,552)	(886)

Net income	$9,015	$11,466	$20,509	$12,530

Weighted-average shares outstanding – Basic:
Common stock	32,866	32,303	32,738	32,677
Participating restricted stock	161	531	244	637

Total	33,027	32,834	32,982	33,314

Weighted-average shares outstanding – Diluted:
Common stock	33,072	32,562	32,962	32,938
Participating restricted stock	161	531	244	637

Total	33,233	33,093	33,206	33,575

Earnings per common share:
Basic	$0.27	$0.35	$0.62	$0.38
Diluted	0.27	0.35	0.62	0.37

CSG Systems International, Inc.

August 2, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income	$20,509	$12,530
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation	12,520	11,713
Amortization	21,215	8,285
Amortization of original issue discount	2,869	3,985
Gain on short-term investments and other	(34)	(79)
Loss on repurchase of convertible debt securities	—	10,952
Deferred income taxes	(1,344)	(44)
Excess tax benefit of stock-based compensation awards	(824)	(1,098)
Stock-based employee compensation	6,529	6,184

Subtotal	61,440	52,428
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(17,769)	7,360
Other current and non-current assets	(2,175)	(3,911)
Income taxes payable/receivable	8,398	(6,423)
Trade accounts payable and accrued liabilities	(28,987)	3,637
Deferred revenue	(22,083)	2,644

Net cash provided by (used in) operating activities	(1,176)	55,735

Cash flows from investing activities:
Purchases of property and equipment	(11,061)	(7,519)
Purchases of short-term investments	(19,968)	(46,922)
Proceeds from sale/maturity of short-term investments	17,700	34,900
Acquisition of businesses, net of cash acquired	—	(2,764)
Acquisition of and investments in client contracts	(4,479)	(2,623)

Net cash used in investing activities	(17,808)	(24,928)

Cash flows from financing activities:
Proceeds from issuance of common stock	753	772
Repurchase of common stock	(4,049)	(33,643)
Payments on acquired equipment financing	(834)	(571)
Proceeds from long-term debt	—	150,000
Payments of deferred financing costs	(205)	(4,268)
Payments on long-term debt	(64,149)	(124,992)
Excess tax benefit of stock-based compensation awards	824	1,098

Net cash used in financing activities	(67,660)	(11,604)

Effect of exchange rate fluctuations on cash	3,141	—

Net increase (decrease) in cash and cash equivalents	(83,503)	19,203
Cash and cash equivalents, beginning of period	197,858	163,489

Cash and cash equivalents, end of period	$114,355	$182,692

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$7,233	$1,499
Income taxes	6,213	7,365

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August 2, 2011

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

CSG International completed its acquisition of Intec Telecom Systems on November 30, 2010. Therefore, CSG included Intec’s financial results for one month in its fourth quarter and full year results ended December 31, 2010, and for a full three months in its first and second quarters ended March 31, 2011 and June 30, 2011.

By integrating Intec’s significantly higher global revenue base, CSG increased its geographic revenue diversification and decreased its customer concentration, as noted in the tables below:

Revenues by Geography

	Quarter Ended June 30, 2011	Quarter Ended March 31, 2011	Year Ended December 31, 2010
Americas	86%	86%	98%
Europe, Middle East and Africa	10%	10%	2%
Asia Pacific	4%	4%	<1%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended June 30, 2011	Quarter Ended March 31, 2011	Year Ended December 31, 2010
Comcast	18%	19%	24%
DISH	12%	13%	18%
Time Warner	11%	<10%	12%
Charter	<10%	<10%	10%

Customer Accounts (in 000’s at end of period)

	June 30, 2011	March 31, 2011	December 31, 2010
Cable and Satellite Customer Accounts	48,860	49,081	48,913

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August 2, 2011

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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August 2, 2011

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses (1)	X	X
Intec acquisition-related charges (1)	X	X
Restructuring charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain/loss on repurchase of convertible debt securities	—	X
Unusual income tax matters	—	X

(1)	The data center transition project and the Intec acquisition were completed in 2010, and thus, there are no anticipated costs for either of these items in 2011.

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Intec acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Intec, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to the following: (i) restructuring; (ii) investment banking, legal, accounting, and other professional services; and (iii) costs primarily related to the settlement of foreign currency hedging instruments associated with the funding of the Intec acquisition. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to

CSG Systems International, Inc.

August 2, 2011

compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as the data center transition expenses, restructuring charges, and Intec acquisition-related charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

August 2, 2011

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$22,371	12.3%	$14,757	11.2%
Data center transition expenses	—	—	10,600	8.1%
Restructuring charges	1,346	0.7%	—	—
Stock-based compensation	3,255	1.8%	3,175	2.4%
Amortization of acquired intangible assets	5,739	3.2%	1,163	0.9%

Non-GAAP operating income	$32,711	18.0%	$29,695	22.6%

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$46,475	12.8%	$31,159	11.9%
Data center transition expenses	—	—	18,317	7.0%
Restructuring charges	1,346	0.3%	—	—
Stock-based compensation	6,529	1.8%	6,184	2.4%
Amortization of acquired intangible assets	11,379	3.1%	2,327	0.9%

Non-GAAP operating income	$65,729	18.0%	$57,987	22.2%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (4)
GAAP income before income taxes	$15,816	$0.27	$11,700	$0.35
One-time adjustments to income tax reserves (5)	—	—	—	(0.13)
Data center transition expenses	—	—	10,600	0.20
Restructuring charges	1,346	0.02	—	—
Stock-based compensation	3,255	0.06	3,175	0.06
Amortization of acquired intangible assets	5,739	0.11	1,163	0.02
Amortization of OID	1,420	0.03	1,685	0.03

Non-GAAP income before income taxes	$27,576	$0.49	$28,323	$0.53

CSG Systems International, Inc.

August 2, 2011

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (4)
GAAP income before income taxes	$34,061	$0.62	$13,416	$0.37
One-time adjustments to income tax reserves (5)	—	—	—	(0.12)
Data center transition expenses	—	—	18,317	0.34
Restructuring charges	1,346	0.03	—	—
Stock-based compensation	6,529	0.12	6,184	0.12
Amortization of acquired intangible assets	11,379	0.21	2,327	0.04
Amortization of OID	2,869	0.05	3,985	0.07
Loss on repurchase of convertible debt securities	—	—	10,952	0.20

Non-GAAP income before income taxes	$56,184	$1.03	$55,181	$1.02

(2)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(3)	These items represent the estimated after-tax impact to net income on a per diluted share basis using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income. This resulted in estimated effective income rates for non-GAAP purposes of 41% and 39% for the quarter and six months ended June 30, 2011, respectively; and (ii) the weighted-average diluted shares outstanding of 33.2 million for the quarter and six months ended June 30, 2011.
(4)	These items (excluding the one-time adjustments to income tax reserves discussed in Note 5 below) represent the estimated after-tax impact to net income on a per diluted share basis using the following: (i) the estimated income taxes related to these items, which resulted in an overall estimated effective income tax rate of approximately 38% for the quarter and six months ended June 30, 2010; and (ii) the weighted-average diluted shares outstanding of 33.1 million and 33.6 million, respectively, for the quarter and six months ended June 30, 2010.
(5)	For the quarter and six months ended June 30, 2010, CSG’s GAAP income tax expense included an approximate $4 million income tax benefit related to the completion of the IRS examination of CSG’s Federal income tax returns for fiscal years 2006, 2007, and 2008. Under current accounting rules, CSG was required to establish income tax reserves related to the uncertainty in the realization of certain tax credits and incentives over the last several years. Upon successful completion of the IRS examination which validated CSG’s filing position, favorable adjustments to these income tax reserves were necessary. The impact of the one-time tax benefit related to the adjustments to these income tax reserves is not considered reflective of CSG’s normal income tax expense. As a result, for purposes of calculating its non-GAAP EPS for the quarter and six months ended June 30, 2010, CSG has excluded the income tax benefit related to the one-time adjustments to income tax reserves.

CSG Systems International, Inc.

August 2, 2011

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
GAAP operating income	$22,371	$14,757	$46,475	$31,159
Data center transition expenses	—	10,600	—	18,317
Restructuring charges	1,346	—	1,346	—
Depreciation (excluding data center transition expenses)	6,273	5,399	12,520	9,699
Amortization of acquired intangible assets (7)	5,739	1,163	11,379	2,327
Amortization of other intangible assets (7)	4,565	2,851	8,297	5,612
Stock-based compensation	3,255	3,175	6,529	6,184

Adjusted EBITDA	$43,549	$37,945	$86,546	$73,298

Adjusted EBITDA as a percentage of revenues	24%	29%	24%	28%

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$9,015	$11,466	$20,509	$12,530
Interest expense (6)	4,325	1,629	8,666	3,177
Amortization of OID	1,420	1,685	2,869	3,985
Interest and investment income and other, net	810	(257)	879	(371)
Income tax provision	6,801	234	13,552	886
Depreciation (excluding data center transition expenses)	6,273	5,399	12,520	9,699
Amortization of acquired intangible assets (7)	5,739	1,163	11,379	2,327
Amortization of other intangible assets (7)	4,565	2,851	8,297	5,612
Stock-based compensation	3,255	3,175	6,529	6,184
Data center transition expenses	—	10,600	—	18,317
Restructuring charges	1,346	—	1,346	—
Loss on repurchase of convertible debt securities	—	—	—	10,952

Adjusted EBITDA	$43,549	$37,945	$86,546	$73,298

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities	$713	$24,411	$(1,176)	$55,735
Income tax provision	6,801	234	13,552	886
Changes in operating assets and liabilities and deferred taxes	30,288	2,118	63,960	(3,263)
Data center transition expenses, net of depreciation	—	9,908	—	16,303
Interest expense (6)	4,325	1,629	8,666	3,177
Interest and investment income and other, net	810	(257)	879	(371)
Other	612	(98)	665	831

Adjusted EBITDA	$43,549	$37,945	$86,546	$73,298

CSG Systems International, Inc.

August 2, 2011

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 7 below.
(7)	Amortization on the cash flows statement is made up of the following items for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Amortization of acquired intangible assets	$5,739	$1,163	$11,379	$2,327
Amortization of other intangible assets	4,565	2,851	8,297	5,612
Amortization of deferred financing costs	765	160	1,539	346

Total amortization	$11,069	$4,174	$21,215	$8,285

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities	$713	$24,411	$(1,176)	$55,735
Purchases of property and equipment	(6,811)	(3,471)	(11,061)	(7,519)

Non-GAAP free cash flow	$(6,098)	$20,940	$(12,237)	$48,216

Non-GAAP Financial Measures – 2011 Financial Guidance

Non-GAAP Operating Income:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2011 full year financial guidance, is as follows:

2011 Guidance
GAAP operating income margin	13%
Restructuring charges (8)	—
Stock-based compensation (9)	2%
Amortization of acquired intangible assets (10)	3%

Non-GAAP operating income margin (“approximately 18%”)	18%

(8)	This represents the pretax impact of restructuring charges of an estimated $3 million on CSG’s operating income margin as a percentage of the midpoint of 2011 revenue guidance.
(9)	This represents the pretax impact of stock-based compensation expense of an estimated $13 million on CSG’s operating income margin as a percentage of the midpoint of 2011 revenue guidance.
(10)	This represents the pretax impact of amortization of acquired intangible assets expenses of an estimated $23 million on CSG’s operating income margin as a percentage of the midpoint of 2011 revenue guidance.

CSG Systems International, Inc.

August 2, 2011

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2011 full year financial guidance is as follows:

	2011 Guidance Range (11)
	Low Range	High Range
GAAP EPS	$1.18	$1.30
Restructuring (12)	0.07	0.07
Stock-based compensation (13)	0.27	0.26
Amortization of acquired intangible assets (14)	0.46	0.45
Amortization of OID (15)	0.10	0.10

Non-GAAP EPS	$2.08	$2.18

(11)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, resulting in an estimated effective income rate for non-GAAP purposes of approximately 39%; and (ii) the estimated weighted-average diluted shares outstanding of 33.2 million.
(12)	This represents the estimated after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $3 million.
(13)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million.
(14)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $23 million.
(15)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2011 full year financial guidance at the mid-point (in thousands):

2011
GAAP operating income	$93,000
Restructuring charges	3,000
Depreciation	26,000
Amortization of acquired intangible assets	23,000
Amortization of other intangible assets	16,000
Stock-based compensation	13,000

Adjusted EBITDA	$174,000

Adjusted EBITDA as a percentage of revenues	24%

CSG Systems International, Inc.

August 2, 2011

2011
Net income	$40,000
Interest expense	17,000
Amortization of OID	5,000
Interest and investment income and other, net	—
Income tax provision	31,000
Restructuring charges	3,000
Depreciation	26,000
Amortization acquired of intangible assets	23,000
Amortization of other intangible assets	16,000
Stock-based compensation	13,000

Adjusted EBITDA	$174,000

2011
Cash flows from operating activities	$65,000
Income tax provision	31,000
Changes in operating assets and liabilities and deferred taxes	58,000
Restructuring charges	3,000
Interest expense	17,000
Interest and investment income and other, net	—

Adjusted EBITDA	$174,000